NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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TERRA INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2004

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Terra Industries Inc. to be held at 9:00 a.m. on Tuesday, May 4, 2004 at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022.

The accompanying notice of meeting and proxy statement describe the matters to be considered and voted upon at the annual meeting. There will also be a report to stockholders on Terra and its business, and stockholders will have an opportunity to discuss matters of interest concerning Terra.

We hope all stockholders will be able to attend this meeting. Please check the appropriate box on your proxy card if you plan to attend.

It is important that you be represented whether or not you plan to attend the annual meeting personally. Please promptly complete, date and return your proxy card in the enclosed return envelope to ensure that your vote will be received and counted.

On behalf of the board of directors and management, we would like to express our appreciation for your support during 2003. We look forward to seeing you at the meeting.

MICHAEL L. BENNETT	HENRY R. SLACK
President and Chief Executive Officer	Chairman of the Board

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The annual meeting of the stockholders of Terra Industries Inc. (“Terra”) will be held at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, on Tuesday, May 4, 2004 at 9:00 a.m., for the following purposes:

(a)	to elect directors to Terra’s Board of Directors;

(b)	to consider and act upon a proposal to ratify the selection by the Board of Directors of the firm of Deloitte & Touche LLP as Terra’s independent accountants for 2004; and

(c)	to transact such other business as may properly come before the annual meeting.

Only stockholders of record of Terra’s common stock at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the annual meeting.

MARK A. KALAFUT
Vice President, General Counsel
and Corporate Secretary

March 23, 2004

PROXY STATEMENT

General

The annual meeting of the stockholders of Terra Industries Inc. will be held at the Waldorf Astoria Hotel, 301 Park Avenue, New York, New York 10022, on Tuesday, May 4, 2004 at 9:00 a.m.

The mailing address of Terra’s principal executive offices is Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000. This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about March 23, 2004.

The accompanying proxy is solicited by Terra’s board of directors. It may be revoked at any time before it is voted at the annual meeting by giving written notice to the corporate secretary. This proxy, if properly executed, duly returned and not revoked, will be voted for the election of directors, except to the extent the stockholder withholds voting authority. Such proxy will also be voted on the other matters described in this proxy statement, in accordance with the instructions in the proxy. The board of directors is not aware on the date hereof of any matter proposed to be presented at the annual meeting other than the election of directors and the ratification of its selection of independent accountants. The persons named in the accompanying proxy will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment. A stockholder’s presence at the annual meeting does not of itself revoke the proxy.

Securities Entitled to Vote

The only securities entitled to be voted at the annual meeting are shares of Terra’s common stock. Only holders of common stock at the close of business on the record date, March 1, 2004, are entitled to vote. Each share of common stock is entitled to one vote, and all shares vote together as a single class. There were 77,597,647 shares of common stock issued and outstanding on March 1, 2004.

Vote Required

Stockholders are entitled to cast one vote for each director nominated to the board of directors for each share of common stock held on the record date. Cumulative voting is not permitted. Stockholders are also entitled to one vote per share on each other matter voted upon at the annual meeting. To be elected, a director-nominee must receive over half the votes present at the meeting for purposes of a quorum in person or by proxy and actually cast in the election of directors. In order to be approved, each other proposal must receive a majority of votes present at the meeting for purposes of a quorum in person or by proxy and actually cast. Shares of stockholders abstaining from voting, but otherwise present at the meeting in person or by proxy, will be included with broker non-votes and voted shares in determining the number of shares present at the meeting. Such abstaining shares and broker non-votes, however, will not be counted as a vote for or against any director-nominee or as a vote for or against any other matter.

Taurus Investments S.A. (“Taurus”) on the record date owned 48.4% of Terra’s outstanding common stock. Taurus is incorporated under the laws of Luxembourg as a société anonyme and is a wholly-owned subsidiary of Anglo American plc (“Anglo American”), a company incorporated under the laws of England and Wales as a public limited company. Terra has been advised by Taurus that these shares will be voted for the election of the director-nominees described in this proxy statement. They will also be voted for the ratification of its selection of independent accountants. As a result, these votes together with the votes of Terra’s management ensure the election of these directors and the ratification of such selection of independent accountants.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Each Terra director is elected to hold office for a term expiring with the next-occurring annual meeting (or earlier with the election and qualification of a successor) or upon resignation or removal. The affirmative vote of over half the votes present at the annual meeting, entitled to be cast for a director-nominee and actually cast in the election of directors, is required for election to the board. Unless otherwise indicated, proxies in the accompanying form will be voted for the nominees named below or for any successor nominee designated by the board. Such a successor nominee would be designated only in the unlikely event that a nominee named below becomes unable or unwilling to serve as a director before the election. All of the nominees named below are incumbent directors. Set forth below opposite the name and age of each nominee are his or her present positions and offices with Terra, his or her principal occupations during the past five years, and the year in which he or she was first elected a director.

Name and Age	Present Positions and Offices with Terra and Principal Occupation During the Past Five Years	Year First Elected Director

Philip M. Baum (49)	Chief Executive Officer of the Ferrous Metals and Industries Division of Anglo American plc, and a member of its South African Executive Committee, since 2001; Chief Operating Officer of Anglo American Corporation of South Africa Ltd. from 2001 to 2003; Chief Executive of Anglo American Zimbabwe from 1996 to 2001.	2003

Michael L. Bennett (50)	President and Chief Executive Officer of Terra since April 2001; Executive Vice President and Chief Operating Officer from February 1997 to April 2001.	2001

David E. Fisher (61)	Private Investor.	1993

Dod A. Fraser (53)	President of Sackett Partners Incorporated, a consulting company for not-for-profit entities, since 2000; Managing Director and Group Executive of Chase Securities Inc., a subsidiary of The Chase Manhattan Bank, from 1995 to 2000 and prior thereto, General Partner of Lazard Frères & Co.	2003

Martha O. Hesse (61)	President and Chief Executive Officer of Hesse Gas Company (an energy investment company) from 1990 to 2003.	2001

Ben L. Keisler (46)	Executive Vice President, General Counsel of Anglo American plc since May 1999; Senior Vice President and General Counsel of Minorco, from July 1997 to May 1999; Vice President, General Counsel and Secretary of Minorco (USA) Inc. from June 1993 to July 1997.	2002

Henry R. Slack (54)	Chairman of the Terra Board of Directors since April 2001; Chairman of Task (USA) Inc. (a private investment firm) from September 1999 to June 2002.	1983

Several directors are also on the boards of directors of other companies subject to the reporting requirements of the U.S. federal securities laws. Mr. Bennett is a director of Alliant Energy and Terra Nitrogen Corporation, the General Partner of Terra Nitrogen Company, L.P.; Mr. Fraser is a director of Forest Oil Corporation; Ms. Hesse is a director of Pinnacle West Capital Corporation, Arizona Public Service, Laidlaw Inc., and AMEC plc; and Mr. Slack is a director of African Gold plc and Engelhard Corporation.

The board of directors recommends that you vote FOR the election of each of the above-named director-nominees.

CORPORATE GOVERNANCE

Terra strives to uphold the highest standards of ethical conduct, to follow corporate governance best practices, to report with accuracy and transparency, and to maintain full compliance with the laws, rules and regulations that govern Terra’s business. In the last year, we have taken several steps to improve corporate governance, including adopting (1) Corporate Governance Guidelines, (2) new or revised charters for our board committees, and (3) an updated Code of Ethics and Business Conduct.

Our board of directors currently consists of seven members, a decrease from eleven members who served on the board at the beginning of 2003. In accordance with our board’s Corporate Governance Guidelines, a majority of the directors meet the criteria for independence required by the New York Stock Exchange (“NYSE”) listing standards. Director nominees are reviewed and designated by the nominating and corporate governance committee in accordance with policies and principles of its charter and the Corporate Governance Guidelines.

Terra has structured its board of directors to provide separate positions for a non-executive chairman of the board and a chief executive officer. The board plans to maintain these responsibilities as separate positions.

The Guidelines provide that non-management directors meet at regularly scheduled executive sessions without management and independent directors meet in executive session at least annually. The chairman of the board presides at all executive sessions of the board.

The board currently has five committees – audit, compensation, executive, nominating and corporate governance, and pension. A description of each committee and its function appears in the “Board of Directors and Committees” section of this proxy statement under the heading “Committees of the Board.” The audit, compensation, and nominating and corporate governance committees are each composed solely of independent directors as required by the NYSE listing standards. In addition, the members of the audit committee meet the criteria for independence required by the Sarbanes-Oxley Act of 2002. Each committee has its own charter setting forth the qualifications for membership and the purposes, goals and responsibilities of the committee. Each of these committees has the power to hire independent legal, financial or other advisors it deems necessary, without consulting or obtaining the approval of any officer of Terra in advance.

The board has also adopted an updated Code of Ethics and Business Conduct, which outlines the principles, policies and laws that govern the activities of Terra and which serve as a tool for professional conduct in the workplace. The Code of Ethics and Business Conduct applies to Terra’s principal executive officer and principal financial officer and also includes all other officers, directors and employees.

The Corporate Governance Guidelines, the Code of Ethics and Business Conduct and committee charters, as well as any subsequent changes to those documents can be found in the “Investor Information” section of Terra’s website at www.terraindustries.com.

Communication

Persons who wish to communicate any message to either the board or any committee may do so by contacting Henry R. Slack, Chairman of the Board; Terra Industries Inc.; 600 Fourth Street; Sioux City, Iowa 51101.

BOARD OF DIRECTORS AND COMMITTEES

Committees of the Board

Audit Committee. The audit committee met nine times in 2003 and is currently composed of Mr. Fisher (Chairman), Mr. Fraser and Ms. Hesse. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards and the Sarbanes-Oxley Act of 2002. In accordance with Terra’s audit committee charter, all members of the committee are financially literate and the board of directors has determined that Mr. Fisher meets the requirements to be named “audit committee financial expert” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee charter, which was amended on December 2, 2003, is attached hereto as Appendix I and can also be found on Terra’s website as set out in the Corporate Governance Section above.

The audit committee reviews Terra’s procedures for reporting financial information to the public. The audit committee also reviews Terra’s internal audits, reports and related recommendations. It is directly responsible for the appointment, compensation and oversight of Terra’s independent auditor and has the sole authority to appoint or replace the independent auditor. The committee reviews the scope of the annual audit. The committee also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the board of directors and Terra’s financial management, internal auditors and independent auditor. See the “Audit Committee Report” below.

Compensation Committee. The compensation committee met twice in 2003 and is currently composed of Messrs. Slack (Chairman), Fisher and Fraser. Each of the members of the committee meets the “independence” requirements under the NYSE listing standards. The committee’s functions include recommending to the board of directors the appointment of Terra executive officers and establishing the compensation to be paid to such individuals. The committee also administers certain employee benefit plans, establishes and, in consultation with management, administers compensation guidelines and personnel policies. See the “Report on Executive Compensation” below. The compensation committee charter was adopted on December 2, 2003 and is available on Terra’s website as set out in the Corporate Governance section above.

Executive Committee. The executive committee, which did not meet last year, is currently composed of Messrs. Slack (Chairman), Bennett, and Keisler. The executive committee is authorized to exercise, to the extent permitted by law, all the power and authority of the board of directors in the management of Terra between meetings of the board.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee was formed on November 14, 2003 and met twice in 2003. It is currently composed of Ms. Hesse (Chairman), Mr. Fisher and Mr. Fraser each of whom meet the “independence” requirements under the NYSE listing standards. The committee’s functions include assisting the board in fulfilling its responsibilities to shareholders by shaping the corporate governance of the company and enhancing the quality and independence of the nominees to the board. In addition, the committee identifies and reviews qualifications of potential Terra director candidates and makes recommendations to the board for nomination or election. Nominees for director are selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of Terra’s business environment, and willingness to devote adequate time and energy to board duties. The board considers directors of diverse backgrounds, in terms of both the individuals involved and their various experiences and areas of expertise. Each board member must ensure that future commitments (including commitments to serve on boards of other companies) do not materially interfere with the member’s service as a director. The nominating and corporate governance committee charter was adopted on December 2, 2003 and is available on Terra’s website as set out in the Corporate Governance section above.

The nominating and corporate governance committee charter also provides that the committee will review candidates who have been recommended by shareholders but the committee has not established formal procedures to bring such nominees before the committee. Any such nominations to the nominating and corporate governance committee can be communicated to the board as set out in the Corporate Governance section of this proxy statement under the heading “Communication.”

Pension Committee. The pension committee met three times in 2003 and is currently composed of Messrs. Fisher (Chairman), Bennett, Keisler and Slack. The committee’s function is to set policy and to provide guidance to senior management in the administration and funding of Terra’s pension plans. The pension committee charter was amended on February 18, 2004, and is available on Terra’s website as set out in the Corporate Governance section above.

The board of directors establishes special committees of the board from time to time. The specific functions of such committees are determined at the time of establishment. In addition, the board and its committees occasionally take action by unanimous written consent in lieu of a meeting.

Meetings of the Board

The board of directors held four regular meetings and two special meetings in 2003. Each director attended at least 75 percent of the total number of meetings of the board and of board committees of which he or she was a member.

Director Compensation

In May 2003, the board of directors voted to compensate non-employee directors with a mix of stock and cash. Under this policy, Mr. Slack, Chairman of the Board, was granted 15,000 shares of restricted stock and an annual cash retainer of $100,000 (payable quarterly). The other non-employee directors each received an annual restricted share grant of 10,000 shares, an annual retainer of $27,500 (payable quarterly) and meeting fees of $1,250 per meeting attended. Mr. Fisher received an additional cash retainer of $10,000 (payable quarterly) for serving as chairman of the audit committee. Each of Ms. Hesse, chairman of the nominating and corporate governance committee, and Mr. Fisher, chairman of the pension committee, received an additional annual retainer of $4,000 (payable quarterly) for serving as committee chairs.

Compensation Committee Interlocks and Insider Participation

The compensation committee is composed of the directors named as signatories to the “Report on Executive Compensation” below. No director has any direct or indirect material interest in or relationship with Terra other than stockholdings as discussed above and as related to his or her position as a director, except as described under the caption “Certain Relationships and Related Transactions.” During 2003, no officer or other employee of Terra served on the board of directors of any other entity, where any officer or director of such entity also served on Terra’s board.

EQUITY SECURITY OWNERSHIP

Principal stockholders. The following table shows the ownership of Terra securities as of December 31, 2003 by the only persons known to Terra to beneficially own more than five percent of any class of Terra voting securities. The information in this table is based on information reported to the Securities and Exchange Commission (“SEC”) by or on behalf of such persons:

NAME AND ADDRESS OF BENEFICIAL OWNER	TITLE OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS

Taurus Investments S.A.1/ 48 rue de Bragance L-1255 Luxembourg City Grand Duchy of Luxembourg	Common Stock	37,560,725 sole voting and investment power	48.4%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Fl. Santa Monica, CA 90401	Common Stock	5,186,300 sole voting and investment power	6.7%

1/	Taurus Investments S.A. is a company incorporated under the laws of Luxembourg as a société anonyme and is wholly owned by Anglo American plc (“Anglo American”), a company incorporated under the laws of England and Wales as a public limited company. Anglo American, with its subsidiaries, joint ventures and associates, is a global leader in the mining and natural resource sectors. It has significant and focused interests in gold, platinum, diamonds, coal, base and ferrous metals, industrial minerals and paper and packaging products.

Directors and Officers. The following table shows, as of December 31, 2003, the number of shares of Terra common stock owned by (1) each director; (2) Terra’s chief executive officer (who is also a director); (3) the four other most highly-compensated executive officers; and (4) all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned 1/
P.M. Baum	10,000
M.L. Bennett	618,413
D.E. Fisher	39,550
D.A. Fraser	10,000
M.O. Hesse	21,128
M.A. Kalafut	144,348
B.L. Keisler	17,705
F.G. Meyer	406,172
W.M. Rosenbury	481,946
W.S. Stevenson	90,008
H.R. Slack	67,250

Directors and all executive officers as a group (13 persons)	2,090,053

1/	Each director or executive officer has sole voting and investment power over the shares shown as beneficially owned. Each director and executive officer individually and beneficially owned less than one percent, and the directors and executive officers as a group owned 2.7% of Terra’s issued and outstanding common stock. These share numbers include ownership of restricted common stock, which is subject to certain vesting conditions, and shares held under Terra’s Employees’ Savings and Investment Plan.

The shares shown above also include shares acquirable pursuant to stock options which are currently exercisable. Upon such exercise, the option holders would acquire shares as follows: Mr. Bennett (160,000); Mr. Fisher (18,000); Mr. Kalafut (22,700); Mr. Meyer (100,000); Mr. Rosenbury (90,000); Mr. Stevenson (21,500); Mr. Slack (20,000); and all directors and executive officers as a group (449,600). Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Terra’s executive officers, directors and beneficial owners of more than 10 percent of Terra’s common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the stock with the SEC and the NYSE. Executive officers and directors are required by SEC regulations to furnish Terra with copies of all Section 16(a) reports they file. All of Terra’s executive officers, directors and beneficial owners of more than 10 percent of Terra’s common stock have filed all reports required under Section 16(a) during and with respect to 2003 in a timely manner. This conclusion is based solely on a review of the copies of such filings furnished to Terra and of written representations from Terra’s executive officers and directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides a summary of compensation paid or accrued by Terra to or on behalf of certain Terra executive officers. These officers include Mr. Bennett, Terra’s Chief Executive Officer, plus Terra’s four other most highly compensated executive officers. These executive officers are those in office as of December 31, 2003 and are collectively referred to below as the “named executive officers.” Compensation information is provided for the years 2003, 2002 and 2001.

Summary Compensation Table

Annual Compensation					Long-Term Compensation		All Other Compensation5/
Name and Principal Position	Year	Salary 1/	Bonus 2/	Other Annual Compensation 3/	Restricted Stock Award(s) 4/	Securities Underlying Options
Michael L. Bennett President and Chief Executive Officer	2003 2002 2001	$375,000 375,000 368,269	— — —	$3,582 3,314 2,372	$143,0006/ 183,0007/ 408,8008/	— — —	$9,150 8,850 8,160
Mark A. Kalafut Vice President, General Counsel and Corporate Secretary	2003 2002 2001	190,000 187,692 153,983	— — —	3,885 2,822 2,372	71,5006/ 54,9007/ 73,0008/	— — —	4,577 8,658 7,391
Francis G. Meyer Senior Vice President and Chief Financial Officer	2003 2002 2001	260,000 259,108 253,007	— — —	2,934 2,934 2,669	85,8006/ 73,2007/ 116,8008/	— — —	6,389 8,851 10,669
W. Mark Rosenbury Senior Vice President and Chief Administrative Officer	2003 2002 2001	230,000 229,015 221,946	— — —	3,450 2,901 2,372	71,5006/ 73,2007/ 116,8008/	— — —	5,469 8,831 10,137
Wynn S. Stevenson Vice President, Taxes and Corporate Development	2003 2002 2001	155,000 153,690 143,875	— — —	2,427 2,427 2,669	21,4506/ 27,4507/ 43,8008/	— — —	3,897 7,377 7,170

1/	For all years includes amounts deferred at the election of the named executive officer under Terra’s Employees’ Savings and Investment Plan and Supplemental Deferred Compensation Plan.
2/	“Bonus” includes, for the applicable year of service, amounts awarded under Terra’s Incentive Award Program for Officers and Key Employees and includes portions thereof deferred at the election of the named executive officer under Terra’s Supplemental Deferred Compensation Plan. Bonuses earned in one year are paid in the following year. Each year shown therefore indicates the salary earned and paid in that year and any bonus earned in that year and paid in the next year.
3/	“Other Annual Compensation” includes tax reimbursements or “gross-ups” with respect to certain perquisites provided to the named executive officers. While the named executive officers receive certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus, and are not included in the table.
4/	This item shows the grant date value of restricted stock awards. The number of such shares still subject to restriction and the value thereof (shown in parenthesis), at December 31, 2003 by each of the named executive officers is: Mr. Bennett: 340,000 ($1,125,400); Mr. Kalafut: 105,000

($347,550); Mr. Meyer: 140,000 ($463,400); Mr. Rosenbury: 130,000 ($430,300) and Mr. Stevenson: 45,000 ($148,950). During the restricted period, a holder of restricted shares is entitled to all benefits incidental to ownership of Terra common stock, including voting such shares and receiving such dividends as from time to time may be declared by the board of directors.

5/	“All Other Compensation” for 2003 comprises amounts contributed, allocated or accrued for the named executive officers under Terra’s Employees’ Savings and Investment Plan: Mr. Bennett $9,150, Mr. Kalafut $4,577, Mr. Meyer $6,389, Mr. Rosenbury $5,469, and Mr. Stevenson $3,897.
6/	On July 29, 2003, Terra’s board of directors approved, as recommended by its compensation committee, the grant of the following restricted shares under Terra’s Stock Incentive Plan of 2002: 100,000 to Mr. Bennett; 50,000 to Mr. Kalafut; 60,000 to Mr. Meyer; 50,000 to Mr. Rosenbury and 15,000 to Mr. Stevenson. The closing price per common share on the NYSE on the date of the award was $1.43. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e. July 31, 2006) or (ii) specified changes in control or ownership of Terra (as defined by the award).
7/	On July 30, 2002, Terra’s board of directors approved, as recommended by its personnel committee, the grant of the following restricted shares under Terra’s Stock Incentive Plan of 2002: 100,000 to Mr. Bennett; 30,000 to Mr. Kalafut; 40,000 to Mr. Meyer; 40,000 to Mr. Rosenbury; and 15,000 to Mr. Stevenson. The closing price per common share on the NYSE on the date of the award was $1.83. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e. July 31, 2005) or (ii) specified changes in control or ownership of Terra (as defined by the award).
8/	On August 2, 2001, Terra’s board of directors approved, as recommended by its personnel committee, the grant of the following restricted shares under Terra’s 1997 Stock Incentive Plan: 140,000 to Mr. Bennett; 25,000 to Mr. Kalafut; 40,000 to Mr. Meyer; 40,000 to Mr. Rosenbury; and 15,000 to Mr. Stevenson. The closing price per common share on the NYSE on the date of the award was $2.92. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e., August 3, 2004) or (ii) specified changes in control or ownership of Terra (as defined by the award).

Option Exercises and Year-End Value Table

The following table provides information concerning the exercise of stock options during 2003 as well as the number and value of unexercised options to purchase Terra common stock granted under Terra’s stock incentive plans. No options were granted in 2003.

Aggregated Option Exercises in Last Fiscal Year and December 31, 2003 Option Values

Name	Number of Shares Acquired on Exercise in 2003	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised in-the-Money Options at December 31, 20031/
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael L. Bennett	-0-	-0-	160,000	-0-	-0-	-0-
Mark A. Kalafut	-0-	-0-	22,700	-0-	$13,240	-0-
Francis G. Meyer	-0-	-0-	100,000	-0-	-0-	-0-
W. Mark Rosenbury	-0-	-0-	90,000	-0-	-0-	-0-
Wynn S. Stevenson	14,000	$24,500	21,500	-0-	-0-	-0-

1/	Based on the closing price per share on the New York Stock Exchange—Composite Transaction of Terra common stock on December 31, 2003 ($3.31).

Pension Plan Tables

The following table shows for Mr. Rosenbury and certain other employees retiring in 2003 the estimated annual retirement benefit payable on a straight life annuity basis under the Employees’ Retirement Plan (the “Retirement Plan”) and Terra’s Excess Benefit Plan (the “Excess Benefit Plan”), on a non-contributory basis, at various levels of accrued service and compensation.

Average Compensation	ANNUAL BENEFITS UPON NORMAL RETIREMENT WITH YEARS OF CREDITED SERVICE
	5	10	15	20	25	30
$150,000	$11,806	$23,612	$35,418	$47,224	$59,030	$70,836
$250,000	$20,556	$41,112	$61,668	$82,224	$102,780	$123,336
$500,000	$42,431	$84,862	$127,293	$169,724	$212,155	$254,586
$750,000	$64,306	$128,612	$192,918	$257,224	$321,530	$385,836
$1,000,000	$86,181	$172,362	$258,543	$344,724	$430,905	$517,086

Average Compensation (as defined under the Retirement Plan) as of December 31, 2003 for Mr. Rosenbury was $370,936. The estimated credited years of service under the retirement plan for Mr. Rosenbury was 16.

Certain other Terra executive officers and employees, including Messrs. Bennett, Kalafut, Meyer and Stevenson, are entitled to the estimated annual retirement benefit (payable on a straight life annuity basis) under the Retirement Plan and Excess benefit Plan as set forth in the following table:

Average Compensation	ANNUAL BENEFITS UPON NORMAL RETIREMENT WITH YEARS OF CREDITED SERVICE
	5	10	15	20	25	30
$150,000	$10,306	$20,612	$30,918	$41,224	$51,530	$61,836
$250,000	$18,056	$36,112	$54,168	$72,224	$90,280	$108,336
$500,000	$37,431	$74,862	$112,293	$149,724	$187,155	$224,586
$750,000	$56,806	$113,612	$170,418	$227,224	$284,030	$340,836
$1,000,000	$76,181	$152,362	$228,543	$304,724	$380,905	$457,086

Average Compensation (as defined under the Retirement Plan) as of December 31, 2003 for Mr. Bennett was $378,964; for Mr. Kalafut $163,709; for Mr. Meyer $311,029; and for Mr. Stevenson $157,192. The estimated credited years of service under the Retirement Plan for each officer was as follows: Mr. Bennett – 30; Mr. Kalafut – 14; Mr. Meyer – 21; and Mr. Stevenson – 11.

“Compensation” under the Retirement Plan includes the total salary and wages paid to a participant, including bonuses through 2003, overtime, commissions and elective contributions made by Terra on behalf of the participant pursuant to Internal Revenue Code (the “Code”) sections 401(k) or 125. Covered earnings are limited by Section 401(a)(17) of the Code to $200,000 in 2003. The above benefits are subject to the limitations of Section 415 of the Code, which provides for a maximum annual payment of approximately $160,000 in 2003. Under the Excess Benefit Plan, however, Terra will supplement those benefits so that the amount the participant will receive will be equal to the amount that would have been received under the retirement Plan but for such limitations. “Compensation” under the Excess Benefit Plan also includes amounts deferred under the Supplemental Deferred Compensation Plan.

Employee Contracts, Termination of Employment and Change of Control Arrangements

Terra’s Chief Executive Officer and each of the other named executive officers are party with Terra to an executive retention agreement. Each such agreement provides the executive with certain benefits if his employment is terminated under specified conditions. To receive benefits, the executive must be terminated within two years of a change of control (as defined in the agreement) of Terra. In addition, such termination must be made either by Terra or a successor entity without cause, or by the executive for good reason.

Benefits for Messrs. Bennett, Kalafut, Meyer and Rosenbury under the executive retention agreements include (a) continuation of base salary and bonus for two years; (b) continuation of medical and dental benefits for two years; (c) payment of accrued but unpaid compensation; (d) automatic vesting in Terra’s Excess Benefit Plan with an addition of two years to the credited service level and the age of the participant for purposes of computing the accrued benefits under the Excess Benefit Plan; and (e) certain outplacement services. Such benefits are in lieu of any other severance benefits that may otherwise be payable. Compensation earned from other employment shall not reduce the amounts otherwise payable by Terra. Terra also agreed to reimburse each such officer on an after-tax basis for any excise tax incurred as a result of the “excess parachute payment” provisions of the Internal Revenue Code.

Benefits for Mr. Stevenson under his executive retention agreement are the same as those in the executive retention agreements for the other named executive officers except that Mr. Stevenson’s agreement provides a continuation of base salary and bonus for 15 months; continuation of medical and dental benefits for one year; and automatic vesting in Terra’s Excess Benefit Plan with an addition of one year to the credited service level and the age of the participant for purposes of computing the accrued benefits.

Burton M. Joyce retired effective April 26, 2001 as Terra’s President and Chief Executive Officer. Mr. Joyce served as a director until May 6, 2003. In connection with Mr. Joyce’s retirement, Terra entered into a retirement and consulting agreement providing Mr. Joyce certain benefits. Under this agreement, Mr. Joyce agreed to provide consulting services to the company for the five-year period commencing April 26, 2001 at a rate of $550,000 annually. Either party may terminate the consulting period effective May 1, 2004 and in the event of such termination, the company shall pay Mr. Joyce $1,100,000 in a lump sum on June 1, 2004. The company also agreed to reimburse Mr. Joyce up to $65,000 for the cost of secretarial services and office space through May 1, 2004.

PERFORMANCE GRAPH

The SEC requires that a comparative performance graph be included with this proxy statement. A line-graph presentation is required, comparing cumulative, indexed, five-year stockholder returns on specified, hypothetical investments. These investments must include the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by Terra.

Terra has for some years chosen to use a self-selected industry peer group. The peer group used in 2002 (Industry Peer Group 1) was intended to reflect as closely as possible Terra’s business as a producer of nitrogen products and methanol for agricultural and industrial customers. Industry Peer Group 1 consisted of the following companies: Agrium Inc.; Lyondell Chemical Company; Methanex Corp.; Mississippi Chemical Corporation; Norsk Hydro ASA; Potash Corporation of Saskatchewan Inc.; and Terra Nitrogen Company, L.P.

Terra has elected to change its self-selected industry peer group for 2003 (Industry Peer Group 2) to increase the number of companies compared. The peer group is expanded because there are a dwindling number of companies that are similarly sized to Terra that manufacture nitrogen products and methanol. Industry Peer Group 2 includes companies with market caps roughly similar to Terra’s and who manufacture commodity chemicals, including chemicals other than methanol and nitrogen fertilizers. Industry Peer Group 2 consists of Agrium, Inc.; Celanese AG; Cytec Industries, Inc.; Georgia Gulf Corporation; IMC Global Inc.; Lyondell Chemical Company; Methanex Corporation; Millenium Chemicals Inc.; Norsk Hydro USA; NOVA Chemicals Corp.; Potash Corporation of Saskatchewan Inc.; and Terra Nitrogen Company, L.P.

The graph below assumes an investment of $100 at the close of the last trading day in 1998. Four alternative investments are compared: Terra common stock, the S & P 500 Stock Index, Industry Peer Group 1 and Industry Peer Group 2.

	December 31,
	1998	1999	2000	2001	2002	2003
Terra Industries Inc.	100.00	25.66	41.05	57.48	25.13	54.36
S&P 500 Stock Index	100.00	121.04	110.02	96.95	75.52	97.18
Industry Peer Group 1	100.00	102.73	125.59	117.75	127.59	181.96
Industry Peer Group 2	100.00	104.87	121.54	112.08	118.04	167.71

This graph may not be regarded as part of any Terra filing made under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This is true even if such filings contain statements incorporating this proxy by general reference. This graph can only be regarded as filed under these laws by a statement specifically incorporating this information into such filing.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General Policy

Terra’s compensation policy is designed to retain and motivate executive officers and other employees who are capable of leading Terra in achieving its business objectives and creating stockholder value. The compensation of executive officers is reviewed and approved annually by the compensation committee of the board of directors, which is comprised entirely of directors who meet the criteria for independence required by the NYSE listing standards. Terra’s executive compensation program is intended to be (1) competitive; (2) tied to performance; and (3) aligned with stockholder interests. The three elements of Terra’s executive compensation program are base salary, annual incentive awards and long-term incentive compensation. Annual incentive awards are made under Terra’s Incentive Award Program for Officers and Key Employees (the “Key Executive Plan”). Long-term incentive compensation consists of stock options, restricted stock or other award opportunities offered under Terra’s stockholder-approved stock incentive plans (the “Long Term Plans”). As an executive officer’s level of responsibility increases, a greater portion of his or her total compensation is based on annual and long-term incentive compensation and less on base salary.

The compensation of Terra executive officers is intended to be competitive with that offered by a performance peer group to persons with comparable experience and responsibilities. The performance peer group is composed of companies of similar size or market capitalization to Terra and engaged in businesses similar to Terra’s. The performance peer group includes many of the companies in the industry peer group selected for the comparative performance graph above.

The Internal Revenue Code limits the ability of Terra to deduct from taxable income compensation paid to any executive in excess of $1 million. In the event compensation for any Terra executive exceeds this $1 million threshold, the compensation committee will balance the benefits of tax deductibility with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the compensation committee may take actions it deems to be in the best interest of Terra stockholders, including: (1) provide non-deductible compensation above the $1 million threshold; (2) require the executive to defer a portion of bonus or other compensation in excess of this threshold to a time when payment may be deductible by Terra; and/or (3) modify Terra compensation programs to qualify bonuses or other performance-based compensation to be exempt from the deduction limit.

Base Salary

Changes in the base salaries of executive officers (other than Mr. Bennett) are reviewed by the committee annually with Mr. Bennett and the Senior Vice President and Chief Administrative Officer and are largely based on the officer’s performance and contribution to Terra. The salary survey and other information provided by the compensation consultant is then considered along with factors relating to the executive officer’s performance to determine appropriate adjustments to base salary. Mr. Bennett’s base salary is determined by the compensation committee in executive session as described below.

Annual Incentive Awards

In making annual incentive awards, the compensation committee reviews the Key Executive Plan in the first quarter of each year. At this time, the committee approves an incentive award pool that is the sum of specified target amounts for each participant. The target amounts are generally 15% to 40% of the participant’s base salary, except for Mr. Bennett who’s target amount is 70% of his base salary. The incentive award pool is funded at the end of each year at anywhere from 0% to 200% of the targeted amounts.

In 2003, the plan allowed for up to 34% of the aggregate target amounts to be funded at the discretion of the compensation committee based on the participants’ meeting specific personal goals. Funding above 34% requires that Terra meet specified financial goals based on income from continuing operations. The targeted financial goals are proposed by Terra management and approved by the committee.

Under the 2003 Key Executive Plan, the aggregate targeted amounts were approximately $1.4 million and 44 Terra executives were participants. Because Terra failed to attain the minimum level of its targeted financial goals in 2003, no incentive awards were paid.

Long Term Awards

Incentive awards under the Long Term Plans are designed to provide an incentive to executive officers in increasing stockholder value on a sustained basis. Based on various factors, the compensation committee of the board from time to time issues incentive stock options, non-qualified stock options and restricted shares.

In deciding to grant long term incentive awards to Terra’s executive officers, the committee recognizes that the value of the awards (1) will not be immediately realized, (2) will depend on building profitability and stockholder value well after the date of grant, and (3) will provide a continuing incentive to executive officers long after the award has actually been earned. Individual awards take into account the respective scope of accountability, strategic and operational responsibilities and the contribution of each executive officer.

The compensation committee granted 619,000 shares of restricted stock in 2003 to forty-eight (48) key employees and executives, including the Chief Executive Officer. These shares will vest three years from the grant date, or on July 30, 2006.

CEO Compensation

Base Salary. In determining Mr. Bennett’s base salary, the compensation committee considers several factors. These factors include salaries for comparable positions in companies within the performance peer group and Mr. Bennett’s tenure in his position. Mr. Bennett’s base salary is below the midpoint salaries for comparable positions in the performance peer group.

Annual Incentive Awards. Mr. Bennett’s annual incentive award target amount under the Key Executive Plan was 70% of base salary. Reflecting Terra’s failure to achieve its minimum targeted financial goals for 2003, no incentive compensation was paid for service in 2003.

Long Term Awards. The compensation committee made a long-term incentive award to Mr. Bennett in 2003. Several factors were considered in making this award. The size and form of the award was consistent with awards made to Terra’s other executive officers. Factors considered included the value of awards typically given chief executive officers of companies within the performance peer group. As a result, in July 2003 Mr. Bennett was granted 100,000 shares of restricted stock.

Conclusion

The committee believes that the company’s executive compensation programs effectively tie executive pay to the performance of the company and to shareholder value.

The Compensation Committee of the Board of Directors of Terra Industries Inc.	H.R. Slack, Chairman D.E. Fisher D.A. Fraser

AUDIT COMMITTEE REPORT

The responsibilities of the audit committee, which are set forth in the audit committee charter adopted by the board of directors (a copy of which is attached to this proxy statement), include providing oversight to Terra’s financial reporting process through periodic meetings with Terra’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of Terra is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The audit committee, in carrying out its role, relies on Terra’s senior management, including its senior financial management, its internal audit function, and its independent auditors.

We have reviewed and discussed with senior management Terra’s audited financial statements included in the 2003 Annual Report to Stockholders. Management has confirmed to us that the data in such financial statements (1) has been prepared with integrity and objectivity and is the responsibility of management and, (2) has been prepared in conformity with generally accepted accounting principles.

We have discussed with Deloitte & Touche LLP, Terra’s independent auditors, the matters required to be discussed by Statement of Audit Standard No. 61 (“SAS 61”) Communications with Audit Committee. SAS 61 requires Terra’s independent auditors to provide us with additional information regarding the scope and results of their audit of Terra’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche and Terra that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Terra within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to Terra’s audited financial statements included in Terra’s 2003 Annual Report to Stockholders, we have recommended to the board of directors that such financial statements be included in Terra’s Annual Report on Form 10-K for filing with the SEC.

In giving our recommendation to the board of directors, we have relied on (i) management’s representation that the data in such financial statements has been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of Terra’s independent auditors with respect to such financial statements.

The Audit Committee of the Board of Directors of Terra Industries Inc.	D.E. Fisher, Chairman D.A. Fraser M.O. Hesse

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The board of directors recommends that the stockholders ratify its selection of Deloitte & Touche LLP as independent accountants for Terra for the fiscal year 2004. Deloitte & Touche LLP also serves as independent accountants for Anglo American and various subsidiaries of Anglo American plc.

It is expected that members of Deloitte will attend the annual meeting to make a statement if they desire to do so and to respond to any appropriate questions that may be asked by stockholders.

Principal Accountant Audit Fees and Service Fees

The following table describes fees for professional audit services rendered by Deloitte, Terra’s principal accountant, for the audit of Terra’s annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by Deloitte during those periods.

Type of Fee	2003	2002
Audit Fees (1)	$658,371	$503,623
Audit Related Fees (2)	28,472	23,950
Tax Fees (3)	361,789	240,386
All Other Fees	0	0

Total	$1,048,632	$767,959

1.	Audit Fees, including those for statutory audits, include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by Deloitte for the audit of Terra’s annual financial statements and review of financial statements included in Terra’s Form 10-Qs.
2.	Audit Related Fees include the aggregate fees paid related to audit of the Company’s retirement, savings and investment plans.
3.	Tax Fees include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

The audit committee has advised Terra’s board of directors that it has determined that the non-audit services rendered by Terra’s independent auditors during Terra’s most recent fiscal year are compatible with maintaining the independence of such auditors.

The board of directors intends to introduce at the annual meeting the following resolution:

RESOLVED, that selection by the board of directors of the Corporation of Deloitte & Touche LLP as independent accountants for the Corporation for the year 2004 be, and it hereby is, ratified.

To ratify the board’s selection of independent accountants, over half of the votes cast “for” or “against” such ratification must be cast “for.” Abstentions and broker non-votes will not be counted as a vote with respect to this proposal.

The board of directors recommends that you vote FOR the ratification of its selection of independent accountants.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals intended for submission at the 2005 annual meeting of stockholders must be received by Terra at its principal executive offices on or before November 23, 2004 to be eligible for inclusion in Terra’s proxy statement and accompanying proxy for such meeting. If a stockholder intends to bring a matter before the 2005 annual meeting of stockholders other than by submitting a proposal for inclusion in the proxy statement, the stockholder must give timely notice to Terra and otherwise satisfy the requirements of the Securities Exchange Act of 1934. To be timely, such notice must be received by the Corporate Secretary at Terra’s principal executive offices on or before February 6, 2005.

MISCELLANEOUS

Terra will pay the cost of soliciting proxies. Proxies are solicited through the mail. Certain Terra employees, without additional compensation, may also solicit proxies personally, by telephone or by fax. Terra does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies.

A copy of Terra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Corporate Relations Department, Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000.

March 23, 2004

Appendix I

TERRA INDUSTRIES INC.

AUDIT COMMITTEE CHARTER

1. Purpose

The Audit Committee of Terra Industries Inc. is appointed by the Board of Directors to assist the Board in its oversight of the Company’s accounting, financial reporting and audit processes with the main purpose of ensuring:

-	the integrity of the Company’s financial statements

-	the Company’s compliance with legal and regulatory requirements

-	the appropriateness of the independent auditor’s qualifications and independence

-	the performance of the Company’s internal audit function and independent auditors

The function of the Committee is oversight. The Company’s management is responsible for the preparation, presentation and integrity of its financial statements. The Company’s management and the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures to ensure compliance with applicable laws, standards and regulations. The independent accountants are responsible for planning and conducting proper annual audits and quarterly reviews of the Company’s financial statements. It is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to assure compliance with laws and regulations or with Company policy.

2. Membership/Qualifications

The Committee shall be comprised of at least three directors, each of whom shall be independent in accordance with the Company’s Corporate Governance Guidelines and shall satisfy the applicable experience and other membership requirements under the New York Stock Exchange rules.

3. Meetings

The Committee shall meet at least four times per year, or more frequently as circumstances dictate.

4. Responsibilities

The Committee’s duties and responsibilities shall include:

A.	Relationship with Management

•	Review the annual financial statements, quarterly financial statements and earnings press releases including the disclosures under “Management’s Discussion and Analysis.”

•	Review financial information and earnings guidance provided to analysts and rating agencies, if any.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Periodically meet in private session with management.

•	Review periodically with Terra’s General Counsel legal and regulatory matters that may have a material effect on the financial statements, and review the Company’s corporate compliance policies and codes of conduct.

•	Review periodically the Company’s tax position.

•	Discuss policies with respect to risk assessment, risk management and steps taken to monitor and mitigate such exposure.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by Terra regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the annual audit committee report to be included in the Company’s annual proxy statement.

B.	Relationship with Internal Audit Function

•	Consult with management regarding management’s appointment, replacement, reassignment or dismissal of the senior internal audit executive.

•	Review and approve, in consultation with management, the independent accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

•	Review internal audit authority, organizational reporting lines, budget and staffing.

•	Review significant reports to management prepared by the internal audit function, and management’s responses to such reports.

•	Periodically meet in private session with senior internal audit personnel.

C.	Relationship with Independent Accountants

•	Directly appoint, retain, compensate and evaluate the performance, independence and qualifications of the Company’s independent accountant. If necessary, the Committee will terminate and replace the Company’s independent accountant.

•	Approve in advance all audit engagement fees and terms and all permissible non-audit services and relationships to be performed by the independent accountants.

•	At least annually, obtain and review a report from the independent accountants describing: the independent accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company.

•	Review with the independent accountants the planning, staffing and scope of their examination.

•	Set clear hiring policies for employees or former employees of the independent accountants.

•	Assure regular rotation of the lead audit partner and consider whether rotation of the outside auditor is advisable.

•	Review with the independent accountants:

o	Results of their annual audit, including their opinion on the financial statements.

o	Their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process.

o	Alternative GAAP methods discussed with management, ramifications of alternative disclosures and treatment preferred by independent accountants.

o	Critical accounting policies and practices.

o	Any audit problems or difficulties and management’s response including (a) accounting adjustments noted or proposed by the independent accountants but not recorded, (b) issues discussed with the independent accountants’ national office, (c) any management or internal control letter issued or proposed by independent accountants to the Company, (d) significant disagreements, if any, with management, (e) cooperation received from management in the conduct of the audit, (f) time constraints on the independent accountants, and (g) any restrictions on the scope of activities or on access to requested information.

o	Any other material written communication between the independent accountants and management.

o	Other matters related to the conduct of the annual audit or review of quarterly financial results required to be communicated to the Audit Committee under applicable law, auditing standards or other professional accounting standards.

•	Resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Periodically meet in private session with the independent auditor.

5. Performance Review

The Audit Committee shall conduct an annual performance evaluation of itself, including a review of this charter and recommend any changes to the Board.

6. Authority to Retain Outside Advisors

The Audit Committee shall have the authority to obtain advice and assistance from outside legal, accounting, auditing or other advisors.

The Committee shall report its actions and recommendations to the Board after each Committee meeting.

TERRA INDUSTRIES INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

ADMISSION TICKET

TO THE

TERRA INDUSTRIES INC.

Annual Meeting of Stockholders

DATE:	Tuesday, May 4, 2004
TIME:	9:00 A.M.
PLACE:	Waldorf Astoria Hotel 301 Park Avenue New York, New York 10022

Note: In order to be admitted to Terra’s Annual Meeting, you will need this

Admission Ticket or proof of ownership of Terra Stock.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	[GRAPHIC APPEARS HERE] 1796

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the following proposals.

The Board of Directors recommends a vote FOR each of the following proposals.

							FOR	AGAINST	ABSTAIN
1.	Election of Directors (Please see reverse)				2.	Ratification of independent accountants
	FOR ALL NOMINEES	FOR	WITHHELD	WITHHELD FROM ALL NOMINEES
										Change of Address or Comments (on reverse)
		____________________________________ For, except vote withheld from the following nominee(s).
										I will attend the Annual Meeting

							The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

							NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

Terra News and Information

Our goal is to provide interested parties with timely information in an efficient, cost effective manner most convenient to you.

We distribute our news releases and other materials in email, fax and hard copy format. Let us know what materials you’d like to receive and how by:

•	Using the I/R Toolkit on our web site at www.terraindustries.com (Click on “Investor Information”) or

•	Calling us at (800) 831-1002, ext. 6411.

DETACH HERE

PROXY

TERRA INDUSTRIES INC.

P R O X Y	Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints HENRY R. SLACK, MICHAEL L. BENNETT and FRANCIS G. MEYER, jointly and severally, as proxies, with power of substitution, to vote at the Annual Meeting of Stockholders (including adjournments) of TERRA INDUSTRIES INC. to be held May 4, 2004, with all powers the undersigned would possess if personally present, on the election of directors, on the Proposals described in the Proxy Statement and, in accordance with their discretion, on any other business that may come before the meeting.

Election of Directors, Nominees:

P.M. BAUM, M.L. BENNETT,
D.A. FRASER, D.E. FISHER,
M.O. HESSE, B.L. KEISLER
and H.R. SLACK

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?